UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2026, LMB Auburn Hills I, LLC, an Ohio limited liability company, and LMB Lewiston, LLC, an Ohio limited liability company (together, the “Borrowers”), each indirect subsidiaries of Generation Income Properties, Inc. (the “Company”) through Generation Income Properties, L.P. (the “Operating Partnership”), entered into a Commercial Business Loan Agreement (the “Loan Agreement”) with Hancock Whitney Bank (the “Bank”), pursuant to which the Bank made a term loan to the Borrowers in the principal amount of $3,800,000 (the “Term Loan”). The proceeds of the Term Loan were used to refinance existing mortgage indebtedness on two properties previously financed by Valley National Bank.

The Term Loan bears interest at a fixed rate of 5.70% per annum and is evidenced by a Commercial Term Note (the “Note”), which provides for monthly installments of principal and interest in the amount of $23,986.17, commencing June 1, 2026, and continuing on the same day of each month thereafter, with a final installment of all outstanding principal and accrued interest due and payable on May 1, 2031. The initial monthly payment amount is calculated based on a twenty-five year amortization of the principal amount of the Note. The Borrowers may prepay the Term Loan without penalty.

The Term Loan is secured by (i) a first priority mortgage on the real property located at 3815 South Orlando Drive, Sanford, Florida 32773, granted by LMB Auburn Hills I, LLC, together with an assignment of all rents and leases relating thereto, and (ii) a first priority deed of trust on the real property located at 5780 East Waterlevel Highway, Cleveland, Tennessee 37323, granted by LMB Lewiston, LLC, together with an assignment of all rents and leases relating thereto. In addition, the Borrowers are required to maintain a minimum debt service coverage ratio of not less than 1.15 to 1.00, measured annually at the end of each fiscal year based on the net operating income derived from the two collateral properties.

The Loan Agreement provides for customary events of default, including, among others, failure to make any payment when due, failure to observe or perform any covenant, material inaccuracy of any representation or warranty, commencement of bankruptcy proceedings, material adverse change in the financial condition of the Borrowers, and the discontinuance or termination by any guarantor of its obligations under any guaranty of the Term Loan. Upon the occurrence of an event of default, the Bank may, at its option, exercise any and all rights and remedies under the loan documents.

The Term Loan is guaranteed by the Company, GIPFL 3815 South Orlando Drive, LLC, a Delaware limited liability company, and GIPTN 5780 Waterlevel Highway East, LLC, a Delaware limited liability company, each pursuant to a continuing guaranty in favor of the Bank (the “Guaranties”), pursuant to which each guarantor unconditionally guarantees the prompt payment in full of all obligations of the Borrowers under the Loan Agreement.

The foregoing descriptions of the Loan Agreement, the Note, and the Guaranties are summaries only and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Commercial Term Note, dated May 1, 2026, by LMB Auburn Hills I, LLC and LMB Lewiston, LLC in favor of Hancock Whitney Bank.
10.2

Commercial Business Loan Agreement, dated May 1, 2026, by and among Hancock Whitney Bank, LMB Auburn Hills I, LLC, LMB Lewiston, LLC, Generation Income Properties, Inc., GIPTN 5780 Waterlevel Highway East, LLC, and GIPFL 3815 South Orlando Drive, LLC.

10.3	Continuing Guaranty, dated May 1, 2026, by Generation Income Properties, Inc. in favor of Hancock Whitney Bank.
10.4	Continuing Guaranty, dated May 1, 2026, by GIPTN 5780 Waterlevel Highway East, LLC in favor of Hancock Whitney Bank.
10.5	Continuing Guaranty, dated May 1, 2026, by GIPFL 3815 South Orlando Drive, LLC in favor of Hancock Whitney Bank.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	May 22, 2026	By:	/s/ David Sobelman
David Sobelman Chief Executive Officer